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                                                                   Exhibit 10.16


                              REVOLVING LOAN AGREEMENT

     THIS REVOLVING LOAN AGREEMENT made this 6th day of May, 1998, by and between IMPERIAL NURSERIES, INC., a Delaware corporation with its chief executive office and principal place of business at 90 Salmon Brook Street, Granby, Connecticut 06035 (hereinafter called the "Borrower") and FLEET NATIONAL BANK, a national banking association with an office at 777 Main Street, Hartford, Connecticut 06115 (hereinafter called the "Lender"). The Borrower and the Lender hereby agree as follows:


SECTION 1. DEFINITIONS.   As used herein:

1.1. OBLIGATIONS - means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, in each case related to the transaction described in this Loan Agreement, including without limitation, all interest, fees, charges, expenses and attorneys' fees chargeable to the Borrower or incurred by the Lender in connection with the Borrower's account whether provided for herein or in any Supplemental Agreement.

1.2. COLLATERAL - means Receivables, Inventory, Equipment, Patents,, Farm Products and Additional Collateral, as hereinafter defined.

1.3. RECEIVABLES - means (a) all of the Borrower's now owned and hereafter acquired, present and future, accounts, contract rights, chattel paper, documents, and instruments, including without limitation all obligations to the Borrower for the payment of money, whether arising out of the Borrower's sale of goods or rendition of services or otherwise (all hereinafter called "Accounts, Etc."), and all proceeds of the foregoing and all proceeds of any insurance on the foregoing; (b) all of the Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, Etc., present and future, including without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, Etc., deposits or other security for the obligation of any debtor or obligor in any way obligated on or in connection with any Accounts, Etc., and credit and other insurance, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing; and (c) all of the Borrower's right, title and interest, present and future, in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, Etc., including without limitation all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing any Accounts, Etc., and all returned, reclaimed or repossessed goods, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.


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1.4.    ELIGIBLE RECEIVABLES - means the net amount of those Receivables which continually meet the following requirements:

        a. With respect to current accounts receivable, each invoice evidencing the Receivable is due and payable not more than one hundred twenty (120) days from the current date. With respect to any past due Receivable, such Receivable is no more than sixty
               (60) days past due as of the current date.

        b. The account arose from the performance of services by the Borrower which have been fully and satisfactorily performed or from the absolute sale of goods by the Borrower in which the Borrower had the sole and complete ownership and the goods have been shipped or delivered to the account debtor evidencing which the Borrower or the Lender has the possession of shipping and delivery receipts;

        c. The account is not subject to any prior or subsequent assignment, claim, lien or security interest other than that of the Lender;

        d. To the best of the Borrower's knowledge, the account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning his liability on the account, and the goods, the sale of which gave rise to the account, have not been returned, rejected, lost or damaged;

        e.     The account arose in the ordinary course of business; and

        f. To the best of the Borrower's knowledge, no petition or other application for relief under the Bankruptcy Code or other insolvency law has been filed with respect to the customer or account debtor; and the customer or account debtor has not made an assignment for the benefit of creditors, become insolvent, or suspended or terminated business; and the account debtor is generally paying its debts as they become due.

        PROVIDED THAT, if at any time forty (40%) percent or more of the aggregate amount of the accounts due from any account debtor are otherwise not Eligible (excluding accounts with balances of less than $5,000), from and after such time none of the accounts (then existing or thereafter arising) due from such debtor shall be deemed to be Eligible Receivables until such time as less than forty (40%) percent of the aggregate amount of the accounts due from such debtor (excluding accounts with balances of less than $5,000) are thereafter deemed Eligible; and,


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        PROVIDED FURTHER, all accounts whether or not Eligible Receivables constitute the Lender's collateral.

1.5. INVENTORY - means all inventory of whatsoever name, nature, kind, description now owned and hereafter acquired, present and future, by the Borrower, wherever located, including without limitation all contract rights with respect thereto and documents representing the same, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by the Borrower, parts, supplies, and all wrapping, packaging, advertising and shipping materials and any documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof, and all right, title and interest of the Borrower therein and thereto, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

1.6. ELIGIBLE INVENTORY - means potted Inventory (valued based on values set forth in Guarantor's financial statement) located at Borrower's container growing operations as well as its wholesale locations which continually meets the following requirements:

        a.     It is salable through normal trade channels; and

        b. It is owned by the Borrower and is not subject to any lien or security interest whatsoever other than that of the Lender;


           By example only, Inventory consisting of field grown and consigned Inventory shall not be deemed Eligible.

1.7. EQUIPMENT - means all machinery, equipment, furniture, fixtures, tools, parts, supplies and motor vehicles, now owned and hereafter acquired, present and future, by the Borrower of whatsoever name, nature, kind or description, wherever located, and all additions and accessions thereto and replacements or substitutions therefor, and all proceeds thereof and all proceeds of any insurance thereon.

1.8. PATENTS - means all of the Borrower's right, title and interest, present and future, in and to (a) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States and State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower; and (b) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.


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1.9.    INTENTIONALLY DELETED.

1.10 FARM PRODUCTS - means all of the Borrower's crops or seed now or hereafter growing or grown and all other personal property of Borrower used or for use in farming operations including, without limitation, ornamental shrubs, trees, flowering plants and supplies now or hereafter owned by Borrower or now or hereafter purchased by or for the benefit of Borrower, together with any timber to be cut.

1.11. ADDITIONAL COLLATERAL - means (a) all other general intangibles of every kind and description of the Borrower, including without limitation Federal, State and local tax refund claims of all kinds, whether now existing or hereafter arising; (b) all of the Borrower's deposit accounts, whether now owned or hereafter created, wherever located; (c) all monies, securities, financial assets, instruments, cash and other property of the Borrower and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the Borrower's deposits (general or special, balances, sums, proceeds and credits of the Borrower with the Lender at any time existing); and (d) all books, records, customer lists, ledger cards, computer programs, computer tapes, disks, printouts and records, and other property and general intangibles at any time evidencing or relating to any of the foregoing, whether now in existence or hereafter created; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

1.12. LOAN AGREEMENT - means this Revolving Loan Agreement, as the same may hereafter be supplemented, modified or amended.

1.13. SUPPLEMENTAL AGREEMENTS - means any and all agreements, instruments, documents, security agreements, financing statements, and supplements thereto granting or intending to grant to the Lender any lien, security interest, pledge, assignment or indemnification to secure the Obligations and any amendments, modifications or replacements thereof.


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1.14.   EFFECTIVE DATE - means the date of execution of this Loan Agreement.

1.15. GUARANTOR - means any person, firm or corporation which has guaranteed or endorsed or has agreed to act as surety for any of the Obligations, including, without limitation, Griffin Land & Nurseries, Inc.

1.16. NOTE - means the Revolving Promissory Note from Borrower in favor of Lender dated of even date herewith in the principal amount of $10,000,000, as the same may be amended, restated, modified, extended or replaced.

1.17.   MATURITY DATE - means June 30, 1999.

1.18.   DEFAULT RATE - shall have the meaning set forth in the Note.

1.19. ADDITIONAL DEFINITIONS. Unless otherwise specifically defined herein, all terms used in this Loan Agreement and in all documents referred to herein and which have been defined in Articles 1, 2 or 9, Uniform Commercial Code, shall be interpreted and construed in light of the sections, the definitions, the "official comment", and the definitional and substantive cross-references of the Uniform Commercial Code.


SECTION 2.  TERMS OF BORROWING.

2.1. REVOLVING LOAN. The Lender shall loan to the Borrower, and the Borrower may borrow from the Lender, from time to time (the "Revolving Loan"), up to that amount (hereinafter referred to as the "Borrowing Base") which is the lesser of:

        a.     The sum of:

               (1) EIGHTY PERCENT (80%) of the Borrower's Eligible Receivables; AND

               (2) The following percentages of the Borrower's Eligible Inventory, but in any event not to exceed the amounts set forth below:

                    (i) 25% for the months of December through April up to a maximum of $7,500,000;

                    (ii) 20% for the months of May through August up to a maximum of $5,500,000; and

                    (iii) 15% for the months of September through November up to a maximum of $4,500,000.

                              or


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        b.     TEN MILLION DOLLARS ($10,000,000), adjusted as follows:

               (1)  $10,000,000 for the months of March, April and May;
               (2)  $7,000,000 for the months of June, July and August;
               (3)  $5,000,000 for the month of September;
               (4)  $4,000,000 for the month of October; and
               (5)  $7,000,000 for the months of November through February.

        Nothing shall prohibit the Lender from lending in excess of the Borrowing Base.

2.2. BORROWING BASE REPORT, ETC. For purposes of computing the Borrowing Base, the Borrower shall furnish to the Lender information adequate to identify Receivables and Inventory at times and in form and substance as may be required by the Lender, together with such certificates as the Lender may require from the Borrower representing that no Event of Default has occurred and that the Borrower knows of no event which, but for the passage of time or the giving of notice, would create an Event of Default. From time to time, the Borrower shall provide the Lender with schedules describing all Receivables created or acquired by the Borrower and shall execute and deliver written assignments of such Receivables to the Lender; provided, however, that the Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit the Lender's security interest or other rights in and to any Collateral. After an Event of Default or in connection with any audit by Lender, the Borrower shall, upon request of the Lender, furnish copies of customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and the Borrower warrants the genuineness thereof. The Borrower further warrants that all Receivables are and will be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to customers in the ordinary course of business, free of liens, encumbrances and security interests and unconditionally owed to the Borrower and, to the best of the Borrower's knowledge, without defense, offset or counterclaim, subject to credits which, to the best of the Borrower's actual knowledge at that time, will not exceed 5% of Borrower's total Receivables.

2.3. REPAYMENT OF THE REVOLVING LOAN. In the event the Revolving Loan at any time exceeds the Borrowing Base, the Borrower will immediately, upon notification thereof from the Lender, repay to the Lender the amount by which the Revolving Loan exceeds the Borrowing Base. Advances will be evidenced by the Note. However, at the time of each advance under the Revolving Loan, the Borrower will, upon request of the Lender, execute a replacement or supplemental promissory note evidencing such advance, such note to be in such form and to contain such provisions as the Lender shall deem desirable. If the Lender shall elect not to have the Borrower execute notes, each advance shall be recorded in an account on the Lender's books in which shall also be recorded accrued interest on advances, payments on such advances, and other appropriate debits and credits as herein provided, and such account shall, absent manifest error, constitute prima facie evidence of the information contained therein.


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2.4.    INTEREST ON THE REVOLVING LOAN.  Interest on the Revolving Loan will be payable monthly in arrears on the first business day of each month, commencing on the first business day of the month subsequent to the date of this Loan Agreement, and will be charged to the Borrower upon any and all balances due to the Lender at that rate set forth in the Revolving Note. The Borrower agrees to pay the Lender a late charge fee equal to five percent (5%) of any payment due to the Lender which is not received before the expiration of ten (10) days after the payment is due. It is further agreed that upon an Event of Default and at any time thereafter, the Borrower shall pay interest to the Lender at the Default Rate until the Obligations are paid in full.

2.5. COLLECTION OF RECEIVABLES. During the continuance of an Event of Default, the Lender or its designee may notify customers or account debtors at any time thereafter that Receivables have been assigned to the Lender or of the Lender's security interest therein and collect them directly and charge the collection costs and expenses to the Borrower's account; Borrower has executed a Lock Box Agreement which permits the lender to receive payments thereon. Lender acknowledges all of Borrower's service centers will utilize local depository banks and will transfer funds to Lender on a regular basis, and at such times upon Lender's request during the continuance of an Event of Default. All such payments will be placed by the Lender into a cash collateral account and, until credited to the Borrower's account as hereinafter set forth, shall be held by the Lender as collateral for payment and/or performance of the Borrower's Obligations to the Lender. After allowing two (2) days for collection of checks and other instruments, the Lender will credit (conditional upon final collection) all such payments, or those made on account thereof, to the Borrower's account. Lender will give immediate credit for all good funds such as wire transfers or certified funds.

2.6. RETURNS, CREDITS, ETC. Any merchandise which is returned by a customer or account debtor or otherwise recovered shall remain part of the Lender's security. The Borrower shall notify the Lender monthly of the aggregate amount of all returns and recoveries. The Borrower shall also notify the Lender promptly of all disputes and claims and settle or adjust them at no expense to the Lender, but no discount, credit or allowance (other than in the ordinary course of the Borrower's business) shall be granted to any customer or account debtor, and no returns of merchandise (other than in the ordinary course of the Borrower's business) shall be accepted by the Borrower without the Lender's consent. The Lender may, after an Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Lender considers advisable, and in all cases the Lender will credit the Borrower's account with only the net amounts received by the Lender in payment of Receivables.

2.7. FURTHER ASSURANCE. Upon the Lender's reasonable request, the Borrower shall perform all other steps requested by the Lender necessary to create and maintain in the Lender's favor a valid first priority security interest, assignment or lien in, of or on all Receivables and all other security held by or for the Lender.


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2.8.    POWER OF ATTORNEY. The Borrower appoints the Lender, or any person whom the Lender may designate, as its attorney, during the continuance of an Event of Default with power: to endorse the Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession; to sign the Borrower's name on any invoice or bill of lading relating to any Receivables, on notices of assignment, financing statements, and other public records, on verifications of accounts and on notices to customers; to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender; to send requests for verification of Receivables to customers or account debtors; and to do all things necessary to carry out this Loan Agreement. The Borrower ratifies and approves all acts of the attorney. Neither the Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law unless solely due to its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as any Receivables assigned to the Lender or in which the Lender has a security interest remain unpaid or until the Obligations have been fully satisfied. The Lender may file one or more financing statement disclosing the Lender's security interest without the Borrower's signature appearing thereon.

2.9. TERMINATION. All outstanding balances under the Revolving Loan shall be payable on the Maturity Date. Notwithstanding the foregoing, should either the Lender or the Borrower become insolvent or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. Upon the effective date of termination, all Obligations, whether or not incurred under this Loan Agreement or any Supplemental Agreement or otherwise, shall become immediately due and payable without notice or demand. Notwithstanding termination, until all Obligations have been fully satisfied, the Lender shall retain its security interest in all existing Collateral and that arising thereafter; the Borrower shall continue to assign Receivables to the Lender and turn over all collections to the Lender; and, except for those specific covenants and conditions dealing with the making of advances, all terms and conditions of all agreements between the Borrower and the Lender shall remain in full force and effect.

2.10. ADDITIONAL PAYMENTS. If the Lender shall deem applicable to this Loan Agreement (including the borrowed and the unused portion thereof) any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable to this Loan Agreement, or cause to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on the Lender any cost that is attributable to the maintenance of this Loan Agreement, then, and in each such event, the Borrower shall promptly pay the Lender, upon its demand, such amount as will compensate the Lender for any such cost, which determination may be based upon the Lender's reasonable


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        allocation of the aggregate of such costs resulting from such events.
        In the event any such cost is a continuing cost, a fee payable to the Lender may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Lender, in an amount reasonably determined by the Lender to be necessary to compensate the Lender for any such cost. The determination by the Lender of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.

2.11. LINE FEE. As further inducement for the Lender to enter into the Commercial Revolving Loan Agreement pursuant to Section 2 hereof, Borrower shall pay on the first business day of each month during the term of this Loan Agreement a fee (the "Line Fee") equal to one twelfth (1/12th) of Three Hundred Seventy-Five Hundredths of one percent (0.375 %) of the average daily unused portion of the Revolving Loan for the immediately preceding month through May 31, 1998 and, effective on June 1, 1998, the Line Fee will be reduced from 0.375% to 0.25% per annum. Said average daily unused portion shall refer to that amount which is equal to the difference between the maximum loan amount set forth in
        Section 2.1 (b) and the average daily outstanding balance of the Revolving Loan for the immediately preceding month for which such Line Fee is due. The Line Fee will, at the option of the Lender, be charged to the account of Borrower when due.

2.12.   Intentionally Deleted.

2.13. METHOD OF PAYMENT. The Borrower hereby authorizes the Lender to charge from time to time against its disbursement account any amount due under this Loan Agreement. Whenever any payment to be made under this Loan Agreement shall be stated to be due on a day other than a Banking Day (hereafter defined), such charge shall be made in the next Banking Day and such extension of time shall, in such case, be included in the computation of the payment of accrued interest. For the purpose hereof, Banking Day means any day other than Saturday, Sunday or other days on which commercial banks in Hartford, Connecticut are authorized or required to close according to the laws of the State of Connecticut.


SECTION 3.  REPRESENTATIONS AND WARRANTIES

As part of the consideration for this Loan Agreement and as part of the inducement to the Lender to enter into and perform this Agreement, Borrower hereby makes each of the following representations and warranties, the only exceptions to which, if any, are expressly set forth in the applicable schedules attached hereto (all references in this section to "initial advance" or "initial loan advance" under this Agreement shall mean the initial loan advance to be made on the date hereof pursuant to Section 2.1 hereof):

3.1. SOLVENCY. Upon the initial loan advance required under this Agreement, the fair salable value of Borrower's assets shall be greater than the amount required to pay its total liabilities and Borrower will be able to pay its debts as they mature. The Borrower will

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        maintain such solvent condition, giving effect to all indebtedness due to the Lender pursuant to this Agreement, so long as Borrower is obligated to the Lender under this Agreement or in any other manner whatsoever.

3.2. CORPORATE STATUS. Schedule 3.2 states (a) the correct jurisdiction of Borrower's organization, (b) the number, nature and holder of all outstanding securities of Borrower (and in each case where any such securities are held by an entity other than an individual, the identity of all ultimate individual holders of each such entity), and (c) the number of authorized, issued and treasury shares of Borrower. All such shares and interests have been duly issued and are fully paid and non-assessable and each said share or interest is duly held by the party identified on Schedule 3.2 with good and marketable title, free and clear of all liens.

3.3. GOOD STANDING; AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has all requisite power and authority and necessary licenses and permits to OWN and operate its properties and to carry on its businesses now and as proposed to be conducted; and (c) has duly qualified and is authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary or desirable.

3.4. NATURE OF BUSINESS; CORPORATE NAME. Schedule 3.4 correctly describes the general nature of the businesses and principal properties (including all owned real property, leases and leasehold interests) of Borrower as of the time of the initial advance pursuant to this Agreement. Except as set forth on Schedule 3.4, Borrower has not as of the time of the initial loan advance hereunder and within the two (2) years prior thereto changed its name, been the surviving entity of a merger of consolidation or acquired all or substantially all of the assets of any person or entity.

3.5. CONTRACTS; OPERATION OF BUSINESS. Schedule 3.5 accurately and completely lists all material contracts, agreements, franchises, leases, permits, consents, distributorship agreements, licenses or commitments, whether written or oral, presently in effect or proposed to be in effect as of the time of the initial advance of the loan hereunder materially affecting or relating to the business of Borrower (other than real property leases identified in Schedule 3.4 hereof) and copies of the same have been provided to the Lender. All such contracts, agreements, franchises, leases, permits, consents, licenses, distributorship agreements or commitments are, or shall be as of the time of the initial advance of the loan, in full force and effect in accordance with their respective terms. No defaults exist pursuant to said contracts, agreements, franchises, leases, permits, consents and licenses of a type which could now or hereafter result in cancellation or termination or liability for damages where such cancellation, termination, liability or default could materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Borrower or Borrower's ability to perform its obligations set forth or referred to herein. Without limiting the generality of the foregoing, all equipment necessary for the continued operation of the

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        business of Borrower is being utilized, operated and maintained in conformity with the provisions of applicable contracts, agreements, franchises, leases, permits, consents and licenses. Borrower has not in any manner, at any time prior hereto, failed to so utilize, operate and maintain such equipment necessary for the continued operation of the business of said Borrower in a manner which could now or hereafter result in cancellation or termination of its right to use such equipment, or liability for damages in connection therewith.

3.6. TITLE TO PROPERTY. Borrower shall, at or before the time of the initial advance of the loan hereunder, have fee simple title sufficient for Borrower's operations (or its equivalent under applicable law) to all the real property, and good title to all the other property, it then purports to own, including that reflected on Schedule 3.4 and in the most recent financial statements provided by said Borrower to the Lender (except as sold or otherwise disposed of in the ordinary course of business), free from liens not permitted by the terms of this Agreement but subject to liens to which the Lender has expressly consented and which are expressly disclosed in the security agreements delivered pursuant to Section 7.4 hereof.

3.7.    INTENTIONALLY DELETED.

3.8. EMPLOYMENT AGREEMENTS. Except as reflected in Schedule 3.8, Borrower has never nor will have as of the time of the initial loan advance hereunder entered into any employment agreements or other obligations or contracts providing for the retaining or employment of personnel. Furthermore, the employees of Borrower are not and will not be as of the time of the initial loan advance hereunder a party to any collective bargaining agreement with Borrower, and, to the best knowledge of Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of any of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Copies of all of the foregoing agreements and contracts disclosed on Schedule 3.8 have been provided to the Lender.

3.9. ERISA. Borrower has not nor will it have as of the time of the initial advance of the loan any "Pension Plan," as that term is defined in
        Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Borrower will notify Lender if it subsequently creates such a Pension Plan and shall thereafter comply with all laws applicable to such Plan, and notify Lender in the event of any non-compliance.

3.10. LITIGATION. No legal action of any material nature, either in law or in equity, has been instituted or is otherwise pending against Borrower or with respect to any properties of Borrower and no threats or intimations of material litigation have been received by Borrower with respect to itself or its properties.

3.11. BUSINESS RECORDS. The books of account of Borrower since its organization have been kept and maintained in accordance with generally accepted accounting principles and practices applied on a consistent basis and reflect all moneys due or to become due from or to Borrower for any reason whatsoever.

3.12. CORPORATE DOCUMENTS. The By-laws and Charter of the Borrower as contained in those certificates delivered to the Lender pursuant to
        Section 7.10 of this Agreement, respectively, are the duly adopted By-laws and Charter of Borrower and have not been modified, amended or repealed.

3.13. CORPORATION TAXES. Borrower has duly paid any and all franchise and annual corporation taxes, duties or charges, levied, assessed or imposed upon it, or upon any of its property, of whatsoever kind or description.

3.14. STOCKHOLDER DISTRIBUTIONS. No dividends or other payments of profits, surplus, or reserves of Borrower have been declared to the stockholders of Borrower nor are at the date hereof due and payable, declared, or provided for by Borrower or in any other manner presently existing obligations of Borrower.

3.15. AUTHORIZATION. This Loan Agreement, and each of the transactions contemplated hereby, has been duly authorized by proper action of Borrower and approved by its stockholders and directors and when executed, this Loan Agreement will constitute a binding obligation on Borrower in accordance with its terms.

3.16. FINANCIAL INFORMATION. The financial statements for fiscal year end November 29, 1997 and other financial information provided by or on behalf of Borrower to the Lender in contemplation of the loans to be made hereunder to the best of Borrower's knowledge do not contain any untrue statement of a material fact nor omit any material fact necessary to reflect Borrower's financial condition or its ability to continue ordinary business operations.

3.17. CHANGES IN OPERATIONS. There has been no change in the business, operations, prospects, profits, properties or condition (financial or otherwise) of Borrower since the date of the most recent financial statement provided by Borrower to the Lender except changes in the ordinary course of business, none of which, either individually or in the aggregate, has been materially adverse.

3.18. INTANGIBLE RIGHTS. Borrower owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, and all patents and trademarks owned are set forth on
        Schedule 3.18.

3.19. TAXES. All tax returns required to be filed by Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises, which are due and payable have been paid. The provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period.

3.20. PROHIBITIONS IN CONTRACTS. Borrower is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business of Borrower. Borrower is not a party to any material contract or agreement which restricts its right or ability to enter into this Agreement or any of the transactions contemplated hereby except such as will be discharged upon conclusion of the transaction contemplated hereby.

3.21. GOVERNMENT CONSENT. Neither the nature of Borrower nor of any of its businesses or properties, nor any relationship between the Borrower and any other person, nor any circumstance in connection with the execution or delivery of this Agreement or any instruments contemplated hereby is such as to require a consent, approval or authorization of or filing, registration or qualification with, any governmental authority on the part of Borrower as a condition of the execution, delivery or performance of this Agreement and any note, agreement or document contemplated hereby.

3.22. SECURITIES COMPLIANCE. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the notes issued pursuant hereto or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from anyone so as to bring the issuance of said notes within the provisions of
        Section 5 of the Securities Act of 1933, as amended.

3.23. COMPLIANCE WITH LAWS. Borrower to the best of its knowledge (a) is not in violation of any laws, ordinances, governmental rules and regulations to which it is subject, or (b) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain materially and adversely affects the business, prospects, profits, properties or condition (financial or otherwise) of said Borrower.

3.24. BORROWED MONEY. At the time that the initial loan advance is made hereunder, Borrower will not be liable in respect of any obligations for borrowed money except in favor of Lender or except as otherwise set forth on Schedule 3.24 hereto.


SECTION 4.  NEGATIVE COVENANTS

As long as any obligations are outstanding under this Loan Agreement, or otherwise, between Borrower and the Lender, Borrower agrees that it will not, without the prior written consent of the Lender or except as indicated on an appropriate schedule attached hereto numbered to correspond to the specific section to which such exception relates:

4.1. LOANS. Except as provided in Section 4.7 below, lend money to or guarantee the payment or performance of any liability or obligation of any person or entity;

4.2. MERGER. Be a party to any consolidation or merger without the prior written consent of Lender, not to be unreasonably withheld or delayed;

4.3. INVESTMENTS. Invest in or otherwise acquire any stock or substantially all the assets of any corporation, firm, or business, or division thereof the value of which exceeds $50,000 without the prior written consent of Lender, not to be unreasonably withheld or delayed;

4.4. CHANGE BUSINESS. Change the general character of its business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as normally conducted;

4.5. LIENS. Create or suffer to exist any mortgage, security interest, or lien on any of its property other than mortgages, security interests or liens created pursuant to this Loan Agreement which may secure any indebtedness in excess of $50,000;

4.6. SUBSIDIARIES. Cause, suffer or permit any of its subsidiaries to do with respect to itself or its property, any of the things prohibited in its case;

4.7. DISTRIBUTIONS. Declare or pay any dividend on its capital shares of any class, make any distribution to any stockholders as such, purchase, redeem or otherwise acquire for value any shares of its stock of any class and/or any warrants or options for the acquisition of such shares, or make any loan to stockholders; PROVIDED, HOWEVER, Borrower may make loans to Guarantor up to the maximum amount of One Million Five Hundred Thousand Dollars ($1,500,000) during the period December 1, 1997 through June 30, 1999. At Borrower's fiscal year end November 28, 1998, to the extent that EBITDA (hereinafter defined) minus $1,500,000 minus capital expenditures (excluding assets purchased to open a New Jersey wholesale sales and service center permitted under Section 4.8) exceeds one and one-half times the Borrower's Fixed Charges (hereinafter defined) for such fiscal year, Borrower may distribute such additional cash flow to Guarantor. "EBITDA" is hereby defined as Borrower's earnings (excluding extraordinary earnings or gains but including extraordinary losses) before interest, taxes, depreciation and amortization. "Fixed Charges" are hereby defined as Borrower's (i) interest expense plus (ii) current maturities of long-term debt (excluding outstandings under the Revolving
        Loan), plus (iii) taxes paid.

4.8. FIXED ASSETS. Make any investments in fixed or capital assets in excess of $2,500,000 within any fiscal year of Borrower or make any investment in or otherwise acquire assets not in the ordinary course of its business other than as permitted in Section 4.3 above, PROVIDED that Borrower may purchase without Lender's consent assets to open a New Jersey wholesale sales and service center in an amount not to exceed $4,000,000 .

4.9. BORROWED MONEY. Incur or in any other manner become liable in respect of any obligation for borrowed money except in favor of the Lender provided, however, Borrower shall be permitted to borrow from Guarantor such amounts as it deems necessary and, provided no Event of Default has occurred and is continuing, Borrower may repay any loans or advances made by Guarantor to Borrower on or after April 4, 1998, and provided further that Borrower may repay up to $5,826,000 of the indebtedness owing by Borrower to Guarantor as of April 4, 1998 which total indebtedness as of such date was in the amount of $35,892,000 and provided, further, that not less than $30,000,000 of said indebtedness shall be subordinated by Guarantor to the full and final payment of the Obligations, and Borrower shall not make any payments to Guarantor with respect to said $30,000,000 of subordinated indebtedness;

4.10. SALE OF ASSETS. Sell or otherwise dispose of any of its or his assets except in the ordinary course of its business or except for arms length sale of worn or obsolete equipment with an aggregate value of not more than $100,000 in any fiscal year without the prior written consent of Lender, not to be unreasonably withheld or delayed;

4.11. ACQUIRE ASSETS. Acquire assets with an aggregate value of greater than $1,000,000 within any fiscal year for use in its business operations by means of lease, sale leaseback or otherwise in any manner which results in title to said assets being held or retained by a party other than the Borrower and which results in the Lender being unable to maintain a security interest or lien with respect to said asset of the same type and priority which would exist if the Borrower owned any said asset;

4.12. LOCATION OF ASSETS. Change the location of any of its assets in such a manner as would impair the perfection or priority of any lien or security interest which now or hereafter exists in favor of the Lender;

4.13. AFFILIATE TRANSACTIONS. Except as set forth in Schedule 4.13 without the prior written consent of Lender, not to be unreasonably withheld or delayed, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service with any affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would pertain in a comparable arms-length transaction with a party other than an affiliate;

4.14. STOCK SALES. Issue, sell or dispose of any shares of its stock of any class;

4.15. LEASES. Become lessee under any lease of real property except as indicated on Schedule 3.4 to this Agreement.

4.16. MAXIMUM DEBT TO WORTH. Permit the ratio of its debt to tangible net worth plus subordinated debt to exceed 0.5 to 1.0.

4.17 MINIMUM FIXED CHARGE COVERAGE. Permit the ratio of Cash Flow to Fixed Charges to be less than 1.5 to 1.0 at any time, tested quarterly and measured on a rolling four (4) quarter basis. For the purposes of this paragraph, "Cash Flow" is defined as EBITDA (as defined in Section 4.7 hereof) plus Borrower's Three Million Three Hundred Thousand Dollar ($3,300,000) non -cash inventory write-down taken by Borrower during Fiscal Year 1997 and minus capital expenditures (excluding assets purchased to open a New Jersey wholesale sales and service center permitted under Section 4.8). "Fixed Charges" shall have the meaning set forth in Section 4.7 hereof.


SECTION 5.  AFFIRMATIVE COVENANTS

So long as any obligations are outstanding under this Loan Agreement between Borrower and the Lender, the Borrower expressly covenants and agrees with the Lender that, except as the Lender may expressly agree in writing and except as otherwise expressly permitted by any appropriate Schedule attached hereto numbered to correspond to the specific section to which such exception relates:

5.1. PAYMENT OF LOANS. It will promptly pay or cause to be paid the principal and interest to become due on the notes provided for herein and the Line Fee at the times and places and in the manner specified therein and herein.

5.2. FINANCIAL INFORMATION. The Borrower will deliver to the Lender, so long as Lender remains a holder of any of the notes provided for herein:

                    A.      As soon as practical and in any event within thirty
                            (30) days after the end of each monthly period in each fiscal year commencing with the monthly period ending on February 28, 1998, an interim financial statement disclosing results for such month and results for the period from the beginning of the current fiscal year to the end of such monthly period and a balance sheet as of the end of such monthly period, all in reasonable detail and certified as correct, except for such changes as may result from year-end adjustments, by an authorized financial officer of the Borrower.

                    B. As soon as practicable, and in any event within thirty (30) days after the end of each monthly period in each fiscal year commencing with the monthly period ending on February 28, 1998, the following financial data: (i) borrowing certificate;
                            (ii) inventory and accounts receivable verification reports and aging cycle; and (iii) collateral update certificate, all in reasonable detail and certified as correct, except for such changes as may result from year-end adjustments, by an authorized financial officer of the Borrower.

                    C. As soon as practicable, and in any event within fifty (50) days of the end of each quarterly period in each fiscal year commencing with the quarterly period ending on February 28, 1998, a covenant compliance certificate certifying that the Borrower is in compliance with all of the covenants set forth in this Loan Agreement in such form as Lender may reasonably require.

                    D. As soon as practicable, and in any event within sixty (60) days of the end of each fiscal year of Borrower, an annual budget projection for the immediately succeeding fiscal year, all in reasonable detail and in such form as Lender may reasonably require.

                    E. With reasonable promptness, such other financial data as Lender may reasonably request.

5.3. GUARANTOR INFORMATION. As soon as practical, Guarantor shall submit to Lender internally prepared quarterly financial statements on a consolidated and consolidating basis within fifty (50) days of the end of the ending quarter, and audited year-end financial statements for Guarantor within one hundred (100) days after the end of each fiscal year on a consolidated basis. Such annual audit and statements shall set forth in reasonable detail the results of operations and financial condition of the Guarantor and shall be prepared by and accompanied by the certificate of a certified public accountant or firm of certified public accountants reasonably satisfactory to the Lender (who may be the accountant or firm of accountants regularly employed by the Borrower to audit and examine its books). Such statement shall be prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year and accompanied by a statement thereon containing an opinion unqualified as to scope limitations imposed by such firm of certified public accountants. Guarantor shall also provide to Lender promptly upon receipt thereof,
        (i) copies of all detailed audit reports, if any, submitted by the Guarantor's independent certified public accountant in connection with each annual audit of the books of Guarantor, (ii) internal reports prepared by Guarantor as they relate to Borrower, and (iii) copies of all financial statements and reports the Guarantor shall send to its stockholders and with reasonable promptness such other financial data in such manner and in such detail as the Lender may reasonably request.

5.4. FINANCIAL CERTIFICATE. Borrower and Guarantor will deliver to the Lender annually and within one hundred (100) days after the end of each fiscal year, a certificate by their independent certified public accountant and by an officer of the Borrower that to the best of their knowledge no default exists under this Loan Agreement, or under any indenture pursuant to which any other indebtedness of the Borrower is outstanding in excess of $50,000, and that all the terms of this Loan Agreement have been fully performed, or if to the knowledge of either of them, any of the terms of this Loan

        Agreement have not been fully performed, such certificate shall specify the nature of the default and the steps taken by the Borrower to correct such default.

5.5. BOOKS AND RECORDS. Borrower and Guarantor will at all times keep proper books and records of account in which full, true, and correct entries will be made of each of their transactions in accordance with sound accounting practice.

5.6. INSURANCE. Borrower will at all times keep all its insurable properties insured against loss or damage by fire and by other risks usually insured against by entities operating like properties and will maintain liability insurance and all such workmen's compensation, motor vehicle or similar insurance as may be required by law, in such reasonable amounts as Lender may reasonably require sufficient to cover the lendable value thereof. All such insurance shall be effected under valid and enforceable policies of insurance issued by insurers of recognized responsibility, and shall name the Borrower and the Lender as beneficiaries, loss payees or additional insured, as applicable, as their interests may appear.

5.7. NO WASTE. Borrower will maintain, preserve, and keep its buildings, machinery, and equipment in good condition, repair and working order for the proper and efficient operation of its business.

5.8. TAXES. Borrower will pay all taxes, assessments, or governmental charges levied, assessed, or imposed against it or its properties or arising out of its operations promptly as they become due and payable, provided, however, that if Borrower shall have set aside on its books reserves deemed by the Borrower adequate therefor, said Borrower shall have the right to contest in good faith by appropriate proceedings any such taxes, assessments, or governmental charges or levies, and pending such contest may delay or defer the payment thereof unless thereby property of the Borrower will be in danger of being forfeited or lost.

5.9. COMPLIANCE WITH LAW. Borrower will comply in all material respects with all laws and regulations of the Federal Government and of any State of the United States or any of their subdivisions, departments, or agencies applicable to the business or properties of the Borrower, provided, however, that if the Borrower shall have set aside on its books reserves deemed by the Borrower adequate to defray the cost of such compliance, the Borrower shall have the right to contest in good faith by appropriate proceedings any such laws or regulations and pending such contest may delay or defer compliance therewith unless by such delay property of the Borrower will be in danger of being forfeited or lost.

5.10. FICA. Borrower will, upon request after an Event of Default or in connection with any audit conducted by Lender, furnish Lender with proof satisfactory to the Lender of the payment or deposit of FICA and withholding taxes required of Borrower by applicable law. Such proof shall be furnished within a reasonable time after request.

5.11. MAINTENANCE OF EXISTENCE. Borrower will maintain its corporate existence and will maintain its right to carry on business and will continuously operate its businesses except for interruptions caused by acts of God, catastrophe, or any other events over which it has no control.

5.12.   Intentionally Deleted.

5.13. INSPECTION. Borrower will permit representatives of the Lender, at the Lender's reasonable request, to visit and inspect any of the properties of Borrower and to examine Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss Borrower's affairs, finances and accounts with the officers, employees and independent public accountants of Borrower, in each case at such reasonable times as the Lender may request.

5.14. BENEFIT PLANS. Borrower shall, with respect to all pension, profit sharing or other employee benefit plans maintained at any time by Borrower, meet all requirements on its part to be met and pay all sums required to be paid in connection therewith.

5.15. STOCK OWNERSHIP. Those persons and entities identified in Schedule 3.2 to this Agreement shall continue to own that amount of the legal and beneficial interest of each class of capital stock of Borrower, as applicable, as indicated on said Schedule 3.2.

5.16. COOPERATION. Borrower will from time to time execute and deliver to the Lender such other instruments, certificates and documents and will take such other action and do all other things as may from time to time be reasonably requested by the Lender in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrower to the Lender pursuant to the terms of, this Agreement or any other agreement or instrument contemplated hereby.

5.17. LEGAL ACTIONS. In the event any material legal action is commenced against Borrower, Borrower shall promptly notify the Lender of same. To the extent Borrower disputes such legal action, Borrower shall contest same in good faith by appropriate proceedings and shall maintain reserves deemed adequate by the Borrower in the exercise of reasonable discretion (giving effect to the likelihood of any adverse judgment and the nature and amount of the obligation which would be imposed thereby) to satisfy the obligations which would be imposed by any adverse judgment rendered in such legal action.

5.18. PERMIT COMPLIANCE. Borrower shall maintain in full force and effect all of its material franchises, leases, commitments, consents, permits, agreements, contracts and licenses (whether written or oral), materially affecting or relating to the business of Borrower, in full force and effect.

5.19. FURTHER ASSURANCES RE INVENTORY. The Borrower shall perform any and all steps reasonably requested by the Lender necessary to perfect the Lender's security interest in the Inventory, such as leasing warehouses to the Lender or the Lender's designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to the Lender, maintaining stock records and transferring Inventory to warehouses. If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Lender's security interest therein, and, upon request, instruct them to hold all such Inventory for the Lender's account and subject to the Lender's instructions. A physical listing of all Inventory, wherever located, shall be taken by the Borrower at least annually and, during the continuance of an Event of Default, whenever requested by the Lender, and a copy of each such physical listing shall be supplied to the Lender if requested by Lender. The Lender may examine and inspect the Inventory at any time.

5.20. ENVIRONMENTAL COMPLIANCE. The Borrower will comply with the material terms and conditions of any leases covering the premises wherein the Collateral is located and any orders, ordinances, laws or statutes of any city, state or other governmental department having jurisdiction with respect to such premises or the conduct of business thereon. The Borrower shall indemnify the Lender and hold the Lender harmless and does hereby indemnify Lender from and against all loss, liability, damage and expense, including attorney's fees, suffered or incurred by the Lender, (i) under or on account of Chapter 446k of the Connecticut General Statutes (Revision of 1958), as amended (the "Act") or related regulations, or any similar applicable federal laws or regulations, including the assertion of any liens thereunder; (ii) with respect to any discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical, liquids or solid, liquid or gaseous products or hazardous waste which, if contained or removed or mitigated by the State of Connecticut, would give rights to a lien under Connecticut General Statutes Section 22a-452a, as amended (a "Spill") affecting any real or personal property owned or leased by the Borrower, including any loss of value of any such property as a result of such Spill; and (iii) with respect to any other matter affecting the real or personal property owned or leased by the Borrower and governed by the provisions of the Act or related regulations or any similar applicable federal laws or regulations.


SECTION 6.  DEFAULT.

        If any one of the following events shall occur and be continuing beyond any cure period (each herein referred to as an Event of Default), all obligations of the Borrower to the Lender, whether pursuant to those notes described in Sections 1 and 2 to this Agreement or otherwise, together with the accrued interest thereon, shall, at the option of the Lender, forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived; and the Borrower shall thereupon forthwith pay in full, or make provisions for the payment in full, of all said obligations, and the Lender shall be entitled to exercise all rights, and avail itself of all remedies, in order to effect such payment in full:

6.1. Borrower defaults in the payment of any sum due pursuant to any of the notes described in Sections 1 and 2 to this Agreement which default continues for more that five (5) Business Days beyond the applicable due date; or

6.2. The failure to pay the Line Fee when due pursuant to Section 2.11 hereof; or

6.3. Borrower defaults in the performance of any covenant or agreement contained in this Agreement, other than the defaults described in Sections 6.1 and 6.2 hereof and such default shall not have been remedied within twenty (20) days after Lender notifies Borrower of the occurrence of said default, provided that if such default cannot reasonably be cured within such twenty (20) day period it shall not be an Event of Default if Borrower commences to cure such default within such twenty (20) day period and diligently pursues the cure to completion within sixty (60) days thereafter; or

6.4.    Any of the following events occur with respect to Borrower or any
        Guarantor:

                    A. Borrower or any Guarantor makes an assignment for the benefit of creditors; or

                    B. A trustee or receiver of the Borrower or any Guarantor or of any substantial part of the assets of the Borrower or any Guarantor is appointed, and if such trustee or receiver is appointed in a proceeding brought against the Borrower or any Guarantor, the Borrower or the Guarantor by any action indicates its approval of, consent to, or acquiescence in such appointment, or any such trustee or receiver is not discharged within sixty
                            (60) days; or

                    C. Any proceeding involving the Borrower or any Guarantor is commenced by or against the Borrower or any Guarantor under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statute of the Federal Government or any State Government, and if such proceeding is instituted against the Borrower or any Guarantor, the Borrower or any Guarantor by any action indicates its approval of, consent to, or acquiescence therein, or the same shall remain undismissed for sixty (60) days; or

6.5. Borrower or any Guarantor defaults in the performance of any other term, condition, or covenant contained in any Supplemental Agreement which now or hereafter exists between the Lender and Borrower or any Guarantor which default continues beyond the expiration of all applicable notice and cure periods; or

6.6. Borrower defaults in any payment of principal or interest on any obligation for borrowed money in excess of $50,000 beyond any period of grace provided with respect thereto, or in the performance of any other term, condition, or covenant contained in any agreement under which any such obligation is created, the effect of which default is to cause such obligation to become due and payable prior to its stated maturity; or

6.7. If any material representation or warranty made by Borrower or any Guarantor herein or pursuant hereto or to any agreement executed pursuant hereto is untrue or incomplete in any material respect, or any Schedule, statement, report, notice or writing furnished by Borrower or any Guarantor or on behalf of Borrower or any Guarantor to the Lender is untrue or incomplete in any material respect as of the date to which the facts set forth are stated or certified.

6.8. Notice of termination of guaranty is given by any party who has executed and delivered to the Lender a guaranty agreement pursuant to Section 7.3 of this Agreement.

6.9. The issuance, filing or levy against the Borrower or any Guarantor of an attachment, injunction, execution, lien or judgment for an amount in excess of $25,000 which is not discharged in full or stayed within thirty (30) days after issuance or filing.

6.10. Material loss, theft, damage, destruction or diminution in market value of the collateral provided to the Lender pursuant to the security agreements delivered to the Lender pursuant to Section 7.4 hereof; provided, however, that such event shall not be deemed an Event of Default if such loss is covered by insurance in such amounts as Lender reasonably deems satisfactory.

6.11.   Termination by Borrower of the loan arrangement provided pursuant to
        Section 2 of this Agreement.


SECTION 7. - CLOSING CONDITIONS

        The closing shall be held at the offices of Brown, Rudnick, Freed & Gesmer in Hartford, Connecticut on May 6, 1998 (herein referred to as the Closing Date). The obligation of the Lender to make the initial loan advances specified pursuant to this Agreement shall be subject to the satisfaction or waiver by Lender of each of the following conditions precedent (all references to the Closing Checklist hereinafter contained shall mean that Closing Checklist attached hereto as Schedule 7):

7.1. The Lender shall have received from counsel for the Borrower and the Guarantor a closing opinion in form and substance reasonably satisfactory to the Lender and its counsel dated as of the date of the initial loan advance.

7.2.    The Note shall have been duly executed and delivered to the Lender.

7.3. Each of the guaranty agreements identified in the Closing Checklist shall have been duly executed and delivered to the Lender.

7.4. There shall have been duly executed and delivered to the Lender each of the security agreements specified in the Closing Checklist.

7.5. All filings of Uniform Commercial Code financing statements and all other filings and action necessary to perfect the Lender's security interests or liens granted pursuant to any security agreement (including, without limitation, all liens on motor vehicles) shall have been filed and confirmation thereof received, and there shall have been provided to the Lender all necessary lien search reports as the Lender may require to provide evidence of and/or to confirm and verify that no liens or encumbrances exist with respect to any of the Borrower's tangible or intangible personal property assets except as expressly permitted pursuant to the terms of this Agreement.

7.6. To the extent required by the Lender, there shall have been executed and delivered to the Lender from each landlord and mortgagee of any of the Borrowers' premises, as specified by the Lender pursuant to the Closing Checklist, a Landlord and Mortgagee Consent and Waiver Agreement in form and substance satisfactory to the Lender.

7.7.    INTENTIONALLY DELETED.

7.8. There shall have been duly executed and delivered to the Lender such agreements as the Lender may require, in form and substance reasonably satisfactory to the Lender, to perfect and assure its liens and/or assignments with respect to the Borrower's interests in intellectual property as specified in the Closing Checklist.

7.9. With respect to each policy of insurance which the Borrower is required to maintain pursuant to the terms of this Agreement, there shall have been executed and delivered to the Lender a loss payable endorsement in form and substance reasonably satisfactory to the Lender and there shall have been provided the original or a certificate of each said policy in form and substance satisfactory to the Lender.

7.10. There shall have been duly executed and delivered to the Lender a secretary's certificate with respect to the Borrower, together with all schedules and exhibits thereto, in form and substance satisfactory to the Lender.

7.11.   Intentionally Deleted.

7.12.   Intentionally Deleted.

7.13. All warranties and representations contained in this Agreement shall be true in all material respects on the date of the initial loan advance.

7.14. Borrower shall have performed and complied with all covenants, agreements and conditions contained in this Agreement which are required to be performed or complied with by it before or on the date of the initial loan advance.

7.15. All proceedings taken in connection with the execution of this Agreement and all other documents and agreements relating thereto or contemplated hereby shall be reasonably satisfactory to the Lender and its counsel in all respects.

7.16. There shall have occurred no material adverse change in the financial conditions of the Borrower and the Guarantor from that set forth on the most recent financial statements and other materials submitted by said parties to the Lender.

7.17. All schedules to this Agreement shall be complete and satisfactory to the Lender and copies of all agreements referenced in said schedules requested by the Lender or required to be delivered pursuant hereto shall have been so delivered.


SECTION 8.  MISCELLANEOUS

8.1. COSTS AND EXPENSES. Borrower agrees (1) to pay all reasonable costs and expenses, including reasonable counsel fees and expenses and recording and filing fees, incurred by the Lender in connection with the financing being concluded hereunder as well as (2) any fees and expenses, including reasonable counsel fees and expenses, which the Lender may hereafter incur in reasonably protecting, enforcing or realizing any of its rights against Borrower in connection with any security held by the Lender or against any guarantor or endorser. All said fees and expenses referenced in Clause (2) of this Section 8.1 shall be repayable on demand, together with interest from the date incurred until repaid, at the Default Rate. Borrower specifically authorizes Lender to pay all such fees and expenses and charge the same to its disbursement account.

8.2. WAIVERS. Every right and remedy provided in this Loan Agreement shall be cumulative of every other right or remedy of the Lender, whether herein or by law conferred, and may be enforced concurrently herewith; and no waiver by the Lender of the performance of any obligation by Borrower shall be construed as a waiver of the same or any other default then, theretofore, or thereafter existing.

8.3. ADDITIONAL DOCUMENTS. Borrower agrees that, any time or from time to time upon the written request of Lender, Borrower will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to fully effect the purpose of this Agreement.

8.4. SUCCESSORS. This Loan Agreement and all of the covenants and conditions hereinabove contained shall be for the benefit of and shall apply to and bind the parties hereto and their respective successors, assigns, heirs and legal representatives.

8.5. GOVERNING LAW. This Loan Agreement shall be governed in all respects by the laws of the State of Connecticut.

8.6. SURVIVAL. All agreements, representations and warranties made herein and in any statement, notices, invoices, certificates, schedules, consignments, designations, documents or other instruments delivered to Lender hereunder or as security in connection with this Agreement shall survive the closing of the loans provided for hereunder.

8.7. REFERENCES. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders and the use of reference to any entity as a Borrower herein shall refer and include all entities who are Borrowers hereunder.

8.8. NOTICES. All notices or demands by any party to the other relating to this Agreement shall, except as otherwise provided herein, be in writing and sent by Certified Mail, Return Receipt Requested or by telecopier to the following fax numbers if also delivered by certified mail, return receipt requested. Notice shall be deemed received on the earlier of
        (i) when received by telecopier if transmitted on a Business Day during normal business hours or (ii) three (3) Business Days after deposit in a United States Post Office Box, postage prepaid, properly addressed to recipient at the mailing addresses set forth below or to such other addresses as Borrower or the Lender may from time to time specify in writing:

        As to Borrower:

                       90 Salmon Brook Street
                       Granby, CT  06035

                       Attention: Mr. Anthony Galici
                       Fax No. (860) 653-2919

        As to Guarantor:

                       1 Rockefeller Plaza, Suite 2301
                       New York, NY  10020-2102

                       Attention: Mr. Frederick M. Danziger
                       Fax No. (212) 218-7917

        As to Lender:

                       777 Main Street
                       Hartford, CT 06103

                       Attention: Mr. Jeffrey White
                       Fax No. (860) 986-7536

8.9. PRIOR AGREEMENTS. This Agreement, including the Exhibits, Schedules and other agreements referred to herein, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understanding between the parties hereto relating to the subject matter hereof, and cannot be changed or terminated orally.

8.10. ADDITIONAL TERMS. The additional terms and conditions set forth on Exhibit A hereto are specifically made a part hereof.

8.11. WAIVER OF RIGHT TO PREJUDGMENT REMEDY NOTICE AND HEARING. The Borrower acknowledges its understanding that the Lender may have rights against the Borrower, now or in the future, in its capacity as secured party, creditor, or in any other capacities. Such rights may include the right to deprive the Borrower of or affect the use of or possession or enjoyment of the Borrower's property; and in the event the Lender deems it necessary to exercise any of such rights prior to the rendition of a final judgment against the Borrower, or otherwise, the Borrower may be entitled to notice and/or hearing under the Constitution of the United States and/or State of Connecticut, Connecticut statutes (to determine whether or not the Lender has a probable cause to sustain the validity of the Lender's claim), or the right to notice and/or hearing under other applicable state or federal laws pertaining to prejudgment remedies, prior to the exercise by the Lender of any such rights. The Borrower expressly waives any such right to prejudgment remedy notice or hearing to which the Borrower may be entitled; and further waives any requirement that the Lender post a bond or other security in connection with such action, provided, however, that this waiver shall not include a waiver of such rights as the Borrower shall have to prior notice of the proposed disposition of Collateral by the Lender. Specifically and without limiting the generality of the foregoing, the Borrower recognizes that the Lender has and shall continue to have an absolute right after the occurrence of an Event of Default to effect collection of any of the Receivables or Collateral with respect to which the Lender holds a security interest without the necessity of according to the Borrower any prior notice or hearing. This shall be a continuing waiver and remain in full force and effect so long as the Borrower is obligated to the Lender.

8.12. WAIVER OF RIGHT TO TRIAL BY JURY AND CONSENT TO JURISDICTION. THE BORROWER AND EACH GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS LOAN AGREEMENT, THE SUPPLEMENTAL AGREEMENTS OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE BETWEEN THE BORROWER, ANY GUARANTOR AND THE LENDER.

        The Borrower and each Guarantor hereby further agrees that the following courts:

           State Court - Any state or local court of the State of Connecticut

               Federal Court - United States District Court for the District of Connecticut

        or at the option of the Lender, any court in which the Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between the Borrower, Guarantor and the Lender pertaining directly or indirectly to this Loan Agreement or to any matter arising in connection with this Loan Agreement. The Borrower and Guarantor expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Loan Agreement to enforce the same in any appropriate jurisdiction.

8.13. PARTICIPATIONS. Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to, but at no cost or expense to, Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each a "Participant") participating interest in Lender's obligations to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event that any such grant by Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. Lender may furnish any information concerning Borrower and Guarantor in its possession from time to time to prospective assignees and Participants, provided that Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information. Lender shall notify Borrower of the names of such participants and the percentage interest sold to a participant within thirty (30) days after such grant.

8.14 LOST NOTES. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrendering and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tender.

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.



                                        BORROWER:

                                        IMPERIAL NURSERIES, INC.


                                        By: /s/ Anthony J. Galici
                                           -----------------------------------
                                           Its Senior Vice President
                                           Duly Authorized









                                        By: /s/ Jeffrey J. White
                                           -----------------------------------
                                           Jeffrey J. White
                                           Its Vice President
                                           Duly Authorized




ACCEPTED AND AGREED TO BY THE GUARANTOR

                                        GUARANTOR:

                                        GRIFFIN LAND & NURSERIES, INC.



                                        By: /s/ Anthony J. Galici
                                           -----------------------------------
                                           Its Vice President
                                           Duly Authorized

                                     EXHIBIT A
                     TO REVOLVING LOAN AND TERM LOAN AGREEMENT


                             OTHER TERMS AND CONDITIONS



1. USE OF PROCEEDS. The proceeds of the Revolving Loan shall be used by the Borrower for general working capital purposes.

2. LENDER'S AUDIT FEE. The Borrower agrees to pay to the Lender, upon demand, a nonrefundable audit fee (the "AUDIT FEE") to reimburse Lender for the costs and expenses of auditing the books and records of the Borrower. Provided no Event of Default has occurred, such fee shall be capped at Three Thousand Dollars ($3,000) per audit.

3. ACCOUNTING TERMS. All accounting terms not specifically defined in this Loan Agreement shall be construed in accordance with generally accepted accounting principles and all financial data submitted pursuant to this Loan Agreement shall be prepared in accordance with such principles.

4. MAINTENANCE OF DEPOSITORY ACCOUNTS. The Borrower shall maintain all of its disbursement accounts with the Lender and shall pay all associated bank fees for maintenance and service of those accounts. The Lender acknowledges that the Borrower maintains depository accounts with banks other than the Lender for each of the Borrower's wholesale locations.

                                      GUARANTY


To:  FLEET NATIONAL BANK
     777 Main Street
     Hartford, CT 06115

     To induce FLEET NATIONAL BANK (hereinafter referred to as the "LENDER") to enter into a Revolving Loan Agreement dated of even date herewith (hereinafter referred to as the "LOAN AGREEMENT") with IMPERIAL NURSERIES, INC. (hereinafter referred to as the "BORROWER") and in consideration thereof and of any loans, advances or financial accommodations heretofore or hereafter granted by the Lender to or for the account of the Borrower, whether pursuant to the Loan Agreement or otherwise, each of the undersigned Guarantors (hereinafter, and collectively if more than one, referred to as the "GUARANTOR") unconditionally guarantees by this agreement (the "GUARANTY") the payment and performance from or by the Borrower of any and all obligations from the Borrower to the Lender (the "OBLIGATIONS"). "OBLIGATIONS" shall have the meaning set forth in the Loan Agreement.

     The Guarantor also agrees: that this Guaranty shall not be impaired by any modification, release or other alteration of any of the Obligations or arrangements whatsoever with the Borrower or anyone else; that the liability of the Guarantor is direct and unconditional and may be enforced without requiring the Lender first to resort to any other right, remedy or security; to waive and hereby does waive any right of subrogation, reimbursement or indemnity whatsoever, and any right of recourse to security for the debts and Obligations of the Borrower to the Lender and the Guarantor until all of the Obligations are paid in full; that if there is more than one Guarantor, the liability of the Guarantors hereunder shall be joint and several; that if the Borrower or any Guarantor should at any time become insolvent or make a general assignment, or if any petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or any Guarantor, any and all Obligations of each Guarantor shall, at the Lender's option, forthwith become due and payable without notice; that the Lender's books and records showing the account between the Lender and the Borrower shall be admissible in any action or proceedings, shall constitute prima facie proof thereof; that this Guaranty is, as to each Guarantor, a continuing Guaranty; that the death of any Guarantor shall not affect the termination of this Guaranty as to such deceased or as to any other Guarantor; that nothing shall discharge or satisfy the liability of any Guarantor hereunder except the satisfaction in full of all of the Obligations; and that all sums at any time in the Lender's possession (except for any pension or retirement accounts maintained under ERISA including, without limitation, Guarantor's 401K Plan account) shall be deemed held by the Lender as security for the Obligations to the Lender and to the Lender's subsidiaries, no matter how or when arising, whether absolute or contingent, whether due or to become due and whether under this Guaranty or otherwise, but specifically excluding Guarantor's 401k Plan account. The Guarantor hereby gives the Lender a lien and right of setoff for the Obligations upon and against the deposits, credits and property of the Guarantor now or hereafter in the Lender's possession or control or in transit to the Lender (except for any pension or retirement accounts maintained under ERISA including, without limitation, Guarantor's 401K Plan account). The Lender may at any time apply the same or any part thereof to any of the Obligations, though unmatured, without notice and without first resorting to any other collateral.

     The Guarantor further agrees to furnish to the Lender the financial information concerning Guarantor as required under the Loan Agreement, and promptly after the Lender's request, such other information as the Lender may, from time to time, reasonably request.

     The Guarantor waives: notice of acceptance hereof; presentment and protest of any instrument, and notice thereof; notice of default; and all other notices to which such Guarantor might otherwise be entitled.

     Without the Lender's prior written consent after full disclosure, the Guarantor shall not transfer any material portion of the Guarantor's property, real or personal, or release any contract right or claim which constitutes a material portion of the Guarantor's net worth, either voluntarily or involuntarily, absolutely or collaterally, without receiving full fair market value therefor. The Guarantor agrees that any transfer or release in violation of the foregoing provisions shall PER SE be deemed to have occurred with an intent to defraud creditors. For purposes of the foregoing, the term "material" shall be defined as any transfer or release involving more than ten percent (10%) of the Guarantor's net worth in any calendar year.

     This Guaranty shall be valid and binding upon the Guarantor, regardless of any invalidity, irregularity, defect or unenforceability of or in any of the Obligations. The Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or otherwise must be restored by the Lender to the Borrower or to the creditors of the Borrower or any representative of the Borrower or representative of its creditors upon the insolvency, bankruptcy or reorganization of the Borrower, or to any Guarantor or the creditors of any Guarantor or any representative of any Guarantor or representative of the creditors of any Guarantor upon the insolvency, bankruptcy or reorganization of any Guarantor, or otherwise, all as though such payments had not been made.

     The Guarantor acknowledges that the transactions under which this Guaranty is a part are commercial transactions, and the Guarantor hereby waives such rights as the Guarantor may have to notice and/or hearing under Connecticut General Statutes Section 52-278a et. seq. as amended or as otherwise allowed by any applicable federal or state laws pertaining to the exercise by the Lender of such rights as the Lender may have, including but not limited to the right to deprive the Guarantor of or affect the use of or possession or enjoyment of the Guarantor's property prior to the rendition of a final judgment against the Guarantor, and further waives any bond requirement in connection therewith.

     The Guarantor hereby waives the right to trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Guaranty or any assignment thereof or by reason of any other cause or dispute between the Guarantor and the Lender.

     The Guarantor hereby further agrees that the following courts:

          State Court:   - Any state or local court of the State of Connecticut.

          Federal Court: - United States District Court for the District of Connecticut.

or at the option of the Lender, any court in which the Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have jurisdiction to hear and determine any claims or disputes between the Guarantor and the Lender pertaining directly or indirectly to this Guaranty or to any matter arising in connection with this Guaranty. The Guarantor expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Guaranty to enforce the same in any appropriate jurisdiction.

     For the purposes of this Guaranty, "BORROWER" shall mean and include any successor of the Borrower including the Borrower as Debtor or any representative of the Borrower under the provisions of any state or federal law governing bankruptcy, insolvency, receivership or reorganization.

     This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the State of Connecticut, shall be binding upon the heirs, executors, administrators, successors and assigns of each Guarantor and shall inure to the benefit of the Lender's successors and assigns.

Dated:  May 6, 1998


                                   GRIFFIN LAND & NURSERIES, INC.


                                   By: /s/  Anthony J Galici
                                      ---------------------------

                                    Its Vice-President
                                    Duly Authorized

                                   90 Salmon Brook Street
                                   Granby, CT 06035